EXHIBIT 99.1

Clearfield Reports Second Quarter Fiscal 2026 Results

  Net sales from continuing operations of $34.4 million and net loss per share from continuing operations of $0.04, both toward top end of guidance range

  Order backlog increased 39% from December 31, 2025, to $31.6 million

  Reiterates full year fiscal 2026 guidance of net sales from continuing operations in the range of $160 million to $170 million, which represents approximately 10% topline growth at the midpoint, and EPS of $0.48 to $0.62

  Share buybacks totaled $7.3 million with $15.9 million remaining available for repurchase

MINNEAPOLIS, May 06, 2026 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fiscal second quarter of 2026. Additional commentary is provided in a letter to shareholders available in the Investor Relations section of the Company’s website.

Fiscal Q2 2026 Financial Summary
(in millions except per share data and percentages)	Q2 2026	vs. Q2 2025	Change	Change (%)
Net Sales from Continuing Operations	$34.4	$40.6	$(6.2)	-15%

Gross Profit ($) from Continuing Operations	$11.2	$14.0	$(2.8)	-20%
Gross Profit (%) from Continuing Operations	32.5%	34.4%	-1.9%	-6%

(Loss) Income from Operations from Continuing Operations	$(2.1)	$1.7	$(3.8)	-223%
Income Tax (Benefit) Expense from Continuing Operations	$(0.2)	$0.7	$(0.9)	-124%

Net (Loss) Income from Continuing Operations	$(0.5)	$2.5	$(3.1)	-121%
Net (Loss) Income per Diluted Share from Continuing Operations	$(0.04)	$0.18	$(0.22)	-122%

Net Loss from Discontinued Operations, net of tax	$-	$(1.2)	$1.2	100%
Net Loss per Diluted Share from Discontinued Operations	$-	$(0.09)	$0.09	100%

Consolidated Net (Loss) Income Per Diluted Share	$(0.04)	$0.09	$(0.13)	-144%

Fiscal Q2 YTD 2026 Financial Summary
(in millions except per share data and percentages)	2026 YTD	vs. 2025 YTD	Change	Change (%)
Net Sales from Continuing Operations	$68.7	$70.3	$(1.6)	-2%

Gross Profit ($) from Continuing Operations	$22.5	$22.6	$(0.1)	-0%
Gross Profit (%) from Continuing Operations	32.8%	32.2%	0.6%	2%

Loss from Operations from Continuing Operations	$(3.9)	$(0.4)	$(3.5)	971%
Income Tax (Benefit) Expense from Continuing Operations	$(0.2)	$0.8	$(1.0)	-123%

Net (Loss) Income from Continuing Operations	$(0.8)	$2.2	$(3.0)	-137%
Net (Loss) Income per Diluted Share from Continuing Operations	$(0.06)	$0.16	$(0.22)	-138%

Net Loss from Discontinued Operations, net of tax	$(0.3)	$(2.8)	$2.4	88%
Net Loss per Diluted Share from Discontinued Operations	$(0.02)	$(0.20)	$0.18	90%

Consolidated Net Loss Per Diluted Share	$(0.08)	$(0.04)	$(0.04)	-100%

Management Commentary
“We are focused on consistent execution while investing in Clearfield’s next phase of growth. We continue to see an early engagement in adjacent markets, with a particularly strong reception for bringing our proven outside plant techniques and strategies to datacenter environments,” said Company President and Chief Executive Officer, Cheri Beranek. “While these opportunities have yet to contribute meaningful revenue, they represent a compelling avenue for future expansion and early indications are encouraging.”

“We are pleased to report revenue and earnings in-line with our guidance. While lumpy on a quarter-over-quarter basis, performance has been driven by a year-to-date revenue increase of 5% in our Community Broadband segment,” said Chief Financial Officer, Dan Herzog. “With backlog up 39% from last quarter, the Company is positioned to achieve our annual guidance of 7% to 14% revenue growth and a return to profitability. We remain committed to our long-term strategy demonstrated by the continued execution of our stock buy-back program this past quarter.”

Financial Results for the Three Months Ended March 31, 2026
Net sales from continuing operations for the second quarter of fiscal 2026 decreased 15% to $34.4 million from $40.6 million in the same year-ago quarter partially due to a pull-in by a large customer into last year’s second quarter from our fiscal year 2025 third quarter.

As of March 31, 2026, order backlog (defined as purchase orders received but not yet fulfilled) was $31.6 million, an increase of $8.9 million, or 39%, compared to $22.8 million as of December 31, 2025, and an increase of $3.5 million, or 12%, from March 31, 2025.

Gross margin from continuing operations for the second quarter of fiscal 2026 was 32.5%, down from 34.4% in the prior year’s second quarter and down slightly from 33.2% in the first quarter of fiscal 2026.

Operating expenses from continuing operations for the second quarter of fiscal 2026 increased 8% to $13.2 million, or 38.5% of net sales, from $12.3 million, or 30.2% of net sales, in the same year-ago quarter.

Net loss from continuing operations for the second quarter of fiscal 2026 totaled $0.5 million, or a net loss of $0.04 per diluted share, compared to net income of $2.5 million, or $0.18 per diluted share, in the same year-ago quarter. The Company repurchased 237,000 shares for $7.3 million during the 3-month period ended March 31, 2026. There is approximately $15.9 million remaining for future repurchases as of March 31, 2026.

Outlook
The Company reiterates its annual revenue guidance for fiscal 2026 in the range of $160 million to $170 million. For the third quarter of fiscal 2026, Clearfield expects net sales to be in the range of $42 million to $46 million and net income per share to be in the range of $0.17 to $0.21. The net income per share ranges are based on the number of shares outstanding at the end of the second quarter of fiscal 2026 and do not reflect potential additional share repurchases completed in fiscal 2026. Our guidance reflects the potential supply chain constraints of optical fiber mentioned in last quarter’s letter to shareholders, as well as our current understanding of the impact of the evolving tariff situation, which could contribute to uncertainty in our business and in the macroeconomic environment.

Conference Call
Management will hold a conference call today, May 6, 2026, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, and Chief Financial Officer, Dan Herzog, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-844-826-3033
International dial-in: 1-412-317-5185
Conference ID: 10207981

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through May 20, 2026, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 10207981

About Clearfield, Inc.

Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery solutions that play a critical role in enabling broadband operators to close the digital divide. Our labor lite, craft-friendly platform is leveraged by community broadband, MSOs, incumbent service providers, ISPs, data centers, military, municipalities, and coops - from homes passed to homes connected faster and more efficiently. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information

Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, the development and marketing of new products, the impact of recent trade policy changes, including new and increased tariffs, retaliatory tariffs, trade disputes, and market and economic reactions to such changes, expected customer ordering patterns and future supply agreements with customers, expectations regarding the impact on our business of M&A activity among our customers, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, compliance with Build America Buy America (BABA) Act requirements, the impact of the Broadband Equity, Access, and Deployment (BEAD) Program, Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases, and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; changes in trade policy in the U.S. and other countries may adversely affect our business and results of operations; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; our business is dependent on interdependent management information systems; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; our business is dependent upon capital spending by broadband service providers, and any delay, reduction or cancellation in capital spending by broadband service providers could adversely affect our business; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2025 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2026	2025	2026	2025

Net sales	$34,391	$40,621	$68,732	$70,319

Cost of sales	23,230	26,660	46,183	47,683

Gross profit	11,161	13,961	22,549	22,636

Operating expenses
Selling, general and administrative	13,230	12,279	26,442	23,000
(Loss) income from continuing operations	(2,069)	1,682	(3,893)	(364)

Net investment income	1,365	1,588	2,911	3,332

(Loss) income from continuing operations before income taxes	(704)	3,270	(982)	2,968

Income tax (benefit) expense	(176)	722	(177)	775
(Loss) income from continuing operations, net of tax	(528)	2,548	(805)	2,193

Loss from discontinued operations, net of tax	-	(1,221)	(337)	(2,772)

Net (loss) income	$(528)	$1,327	$(1,142)	$(579)

(Loss) income per share
Basic
Continuing operations	$(0.04)	$0.18	$(0.06)	$0.16
Discontinued operations	-	(0.09)	(0.02)	(0.20)
Basic (loss) income per share	$(0.04)	$0.09	$(0.08)	$(0.04)

Diluted
Continuing operations	$(0.04)	$0.18	$(0.06)	$0.16
Discontinued operations	-	(0.09)	(0.02)	(0.20)
Diluted (loss) income per share	$(0.04)	$0.09	$(0.08)	$(0.04)

Weighted average shares outstanding:
Basic	13,670,470	14,095,341	13,771,086	14,154,830
Diluted	13,670,470	14,095,341	13,771,086	14,154,830

CLEARFIELD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
	March 31, 2026 (Unaudited)	September 30, 2025
Assets
Current assets
Cash and cash equivalents	$9,404	$21,493
Short-term investments	81,665	84,484
Accounts receivables, net	20,865	17,991
Inventories, net	36,920	42,031
Prepaid and other current assets	14,148	11,152
Current assets held for sale	-	21,337
Total current assets	163,002	198,488
Property, plant and equipment, net	9,453	9,682
Long-term investments	56,004	59,822
Goodwill	4,709	4,709
Intangible assets, net	8,398	9,353
Right-of-use lease assets	10,640	8,420
Deferred tax asset	10,852	10,263
Other non-current assets	489	608
Non-current assets held for sale	-	4,828
Total assets	$263,547	$306,173

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of lease liability	$2,892	$2,823
Accounts payable	3,678	7,028
Accrued compensation	5,015	6,598
Accrued expenses	1,108	2,197
Current liabilities held for sale	-	17,957
Total current liabilities	12,693	36,603
Other liabilities
Long-term portion of lease liability	8,047	5,934
Non-current liabilities held for sale	-	7,473
Total liabilities	20,740	50,010

Shareholders’ equity
Preferred stock, $0.01 par value; 500,000 shares; no shares issued or outstanding	-	-
Common stock, authorized 50,000,000, $0.01 par value; 13,618,216 and 13,839,675 shares issued and outstanding as of March 31, 2026 and September 30, 2025, respectively	136	138
Additional paid-in capital	137,045	147,382
Accumulated other comprehensive (loss) income	(144)	1,731
Retained earnings	105,770	106,912
Total shareholders’ equity	242,807	256,163
Total Liabilities and Shareholders’ Equity	$263,547	$306,173

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)
	Six Months Ended	Six Months Ended
	March 31,	March 31,
	2026	2025
Cash flows from operating activities (continuing)
Net loss	$(1,142)	$(579)
Loss from discontinued operations, net of tax	337	2,772
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,190	3,061
Amortization of premium and discount on investments, net	(270)	(1,202)
Deferred taxes	(536)	(188)
Stock-based compensation	2,589	2,221
Changes in operating assets and liabilities, net of acquired amounts:
Accounts receivable	(2,874)	(4,543)
Inventories, net	5,111	11,980
Other assets	(2,876)	(3,240)
Accounts payable and accrued expenses	(6,041)	2,168
Net cash (used in) provided by operating activities (continuing)	(2,512)	12,450

Cash flows from investing activities (continuing)
Purchases of property, plant and equipment and intangible assets	(2,007)	(3,074)
Purchases of investments	(52,009)	(59,234)
Proceeds from maturities of investments	58,660	75,176
Cash paid on disposal of business	(1,012)	-
Net cash provided by investing activities (continuing)	3,632	12,868

Cash flows from financing activities (continuing)
Proceeds from issuance of common stock under employee stock purchase plan	239	301
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(1,001)	(494)
Withholding related to exercise of stock options	(63)	(12)
Repurchase of common stock	(12,597)	(11,015)
Net cash used in financing activities (continuing)	(13,422)	(11,220)

Cash flows from discontinued operations
Net cash provided by (used in) operating activities	1,380	(2,252)
Net cash used in investing activities	-	(1,648)
Net cash (used in) provided by financing activities	(1,196)	2,465
Net cash provided by (used in) discontinued operations	184	(1,435)

Effect of exchange rates on cash and cash equivalents	(13)	18
Net (decrease) increase in cash and cash equivalents	(12,131)	12,681
Change in cash held for sale	42	806
Cash and cash equivalents, beginning of period	21,493	14,148
Cash and cash equivalents, end of period	$9,404	$27,635
Supplemental disclosures for cash flow information
Cash (refunded) paid for income taxes, net	$(21)	$403
Right of use assets obtained through lease liabilities	$3,553	$-
Non-cash financing activities
Cashless exercise of stock options	$2,388	$97